MEDICAL INCOME PROPERTIES 2B LTD PARTNERSHIP
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of Earliest Event Reported): March 23, 2000


                          MEDICAL INCOME PROPERTIES 2B
                               LIMITED PARTNERSHIP
             (Exact name of Registrant as Specified in its Charter)


       Delaware                         33-6122-02                59-2726599
(State or other Jurisdiction of   (Commission File Number)      (IRS Employer
Incorporation or Organization)                               Identification No.)


         Medical Income Properties 2B Limited Partnership
         400 Northridge Road
         Atlanta, Georgia                                        30350
         (Address of principal executive offices)              (Zip Code)


  Registrant's telephone number, including area code:        (770) 668-1080

     1100 Abernathy Road, Building 500, Suite 715
     Atlanta, Georgia  30328
  (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     On March 23, 2000 Medical Income Properties 2B Limited Partnership (the "Partnership") distributed to its partners of record on that date the amount of $43.00 per Unit, out of the Partnership's assets. This distribution was made in addition to the Partnership's planned liquidation as described in its Current Report on Form 8-K filed February 18, 1997, and represented a payment of funds determined by the Managing General Partner to be unnecessary for the winding up of the Partnership. In addition, the Managing General Partner has determined that resolution of all Medicare issues will take longer than had previously been anticipated. Therefore, it is anticipated that the final distribution will not be paid to holders of Partnership interests until late 2001. The Partnership intends othewise to liquidate in accordance with the planned schedule.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf this 14th day of April, 2000 by the undersigned hereunto duly authorized.


                                   MEDICAL INCOME PROPERTIES 2B LIMITED
                                   PARTNERSHIP


                                   By:  /s/ John H. Stoddard
                                        John H. Stoddard
                                        President
                                        Qualicorp Management, Inc.
                                        Managing General Partner